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                                                                      EXHIBIT 11


EARNINGS PER SHARE CALCULATIONS
(in thousands, except per share amounts)

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
                                                                          Fiscal Year Ended
                                                   -------------------------------------------------------------
                                                        Dec 31,                 Dec 31,               Dec 31,
                                                         2002                    2001                  2000
                                                   ---------------         ---------------       ---------------

Basic:

Net income                                           $  66,612                 $55,282               $44,444
                                                     =========                 =======               =======

Weighted average shares outstanding                     15,104                  15,092                15,767
                                                     ---------               ---------             ---------

Basic earnings per common share                      $    4.41               $    3.66             $    2.82
                                                     =========               =========             =========

Diluted:

Net income                                           $  66,612               $55,282               $44,444

Weighted average shares outstanding                     15,104                  15,092                15,767

Dilutive effect of stock options                           140                     186                   158

Dilutive effect of deferred stock                          261                     252                   187
                                                     ---------               ---------             ---------

Diluted weighted average shares outstanding             15,505                  15,530                16,112
                                                     =========               =========             =========

Diluted earnings per Common Share                    $    4.30               $    3.56             $    2.76
                                                     =========               =========             =========


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